NEWS
FOR IMMEDIATE RELEASE

TECH DATA CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

CLEARWATER, Fla. – Mar. 5, 2020 – Tech Data (NASDAQ: TECD) (the "Company") today announced its financial results for the fourth quarter and fiscal year ended January 31, 2020.

	Fourth quarter ended January 31,			Twelve months ended January 31,		
($ in millions, except per share amounts)	**2020**	**2019**	**Y/Y Change**	**2020**	**2019**	**Y/Y Change**
Net Sales	$10,380.8	$10,464.5	-1%	$36,998.4	$37,239.0	-1%
Gross profit	$666.2	$649.1	3%	$2,297.6	$2,255.9	2%
Gross margin	6.42%	6.20%	22 bps	6.21%	6.06%	15 bps
SG&A expenses (GAAP)*	$438.6	$414.5	6%	$1,691.3	$1,648.9	3%
% of net sales	4.22%	3.96%	26 bps	4.57%	4.43%	14 bps
SG&A expenses (Non-GAAP)*	$414.2	$388.3	7%	$1,603.2	$1,548.0	4%
% of net sales	3.99%	3.71%	28 bps	4.33%	4.16%	17 bps
Operating income (GAAP)*	$218.1	$166.1	31%	$582.3	$493.8	18%
Operating margin (GAAP)*	2.10%	1.59%	51 bps	1.57%	1.33%	24 bps
Operating income (Non-GAAP)*	$252.0	$260.9	-3%	$694.4	$707.9	-2%
Operating margin (Non-GAAP)*	2.43%	2.49%	-6 bps	1.88%	1.90%	-2 bps
Net income (GAAP)*	$149.1	$116.8	28%	$374.5	$340.6	10%
Net income (Non-GAAP)*	$175.5	$171.1	3%	$458.8	$435.9	5%
EPS - diluted (GAAP)*	$4.15	$3.11	33%	$10.27	$8.89	16%
EPS - diluted (Non-GAAP)*	$4.88	$4.55	7%	$12.58	$11.38	11%

* Twelve months ended January 31, 2019 includes a $25 million benefit ($18 million net of tax; $0.47 cents per diluted share) from the collection of an accounts receivable balance previously considered uncollectible.

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.

Page 2 of 13

Regional Financial Highlights:

($ in millions)	Fourth quarter ended January 31, 2020	2019	Y/Y Change	Twelve months ended January 31, 2020	2019	Y/Y Change
AMERICAS						
Net Sales	$4,291.8	$4,241.7	1%	$16,600.0	$16,041.1	3%
% of WW net sales	41%	41%		45%	43%	
Operating income (GAAP)*	$89.1	$105.0	-15%	$333.2	$366.6	-9%
% of net sales	2.08%	2.47%	-39 bps	2.01%	2.29%	-28 bps
Operating income (Non-GAAP)*	$113.1	$125.2	-10%	$405.1	$431.3	-6%
% of net sales	2.63%	2.95%	-32 bps	2.44%	2.69%	-25 bps
EUROPE						
Net Sales	$5,760.6	$5,895.1	-2%	$19,132.0	$20,026.1	-4%
% of WW net sales	56%	56%		52%	54%	
Operating income (GAAP)	$131.9	$109.1	21%	$272.5	$195.4	39%
% of net sales	2.29%	1.85%	44 bps	1.42%	0.98%	44 bps
Operating income (Non-GAAP)	$140.8	$133.4	6%	$306.1	$287.5	6%
% of net sales	2.44%	2.26%	18 bps	1.60%	1.44%	16 bps
ASIA PACIFIC						
Net Sales	$328.4	$327.7	0%	$1,266.4	$1,171.8	8%
% of WW net sales	3%	3%		3%	3%	
Operating income (loss) (GAAP)	$5.6	($40.2)	NM	$8.8	($36.7)	NM
% of net sales	1.69%	-12.26%	NM	0.69%	-3.13%	NM
Operating income (Non-GAAP)	$6.1	$9.7	-37%	$15.0	$17.9	-16%
% of net sales	1.87%	2.97%	-110 bps	1.18%	1.53%	-35 bps

* Twelve months ended January 31, 2019 includes a $25 million benefit ($18 million net of tax; $0.47 cents per diluted share) from the collection of an accounts receivable balance previously considered uncollectible.

Note: WW = worldwide
Stock-based compensation expense was $8.5 million, an increase of $0.7 million, compared to the prior-year quarter. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

Financial Highlights for the Fourth Quarter Ended January 31, 2020:

- Worldwide net sales were $10.4 billion, a decrease of 1 percent compared to the prior-year quarter. On a constant currency basis, net sales were flat.
    - Americas: Net sales were $4.3 billion, an increase of 1 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 1 percent.
    - Europe: Net sales were $5.8 billion, a decrease of 2 percent compared to the prior-year quarter. On a constant currency basis, net sales were flat.

Page 3 of 13 o Asia Pacific: Net sales were $0.3 billion, flat compared to the prior-year quarter. On a constant currency basis, net sales were also flat. o The following vendor represented 10 percent or more of worldwide net sales in the fourth quarter: Apple Inc. 19 percent.  Net cash generated by operations during the quarter was $180 million. The cash conversion cycle was 15 days, equal to the year-ago period. Financial Highlights for the Fiscal Year Ended January 31, 2020:  Worldwide net sales were $37.0 billion, a decrease of 1 percent compared to the prior year. On a constant currency basis, net sales increased 2 percent. o Americas: Net sales were $16.6 billion, an increase of 3 percent compared to the prior year. On a constant currency basis, net sales increased 4 percent. o Europe: Net sales were $19.1 billion, a decrease of 4 percent compared to the prior year. On a constant currency basis, net sales were flat. o Asia Pacific: Net sales were $1.3 billion, an increase of 8 percent compared to the prior year. On a constant currency basis, net sales increased 10 percent.  Net cash generated by operations during the fiscal year was $593 million.  At January 31, 2020, the company had approximately $1.9 billion of goodwill and acquired intangibles.  Return on invested capital for the trailing twelve months was 13 percent, compared to 12 percent in the prior year. Adjusted return on invested capital for the trailing twelve months was 15 percent, compared to 14 percent in the year-ago period. “Our fourth quarter capped a momentous year for Tech Data,” said Rich Hume, chief executive officer. “For the fiscal year 2020, we delivered a strong financial performance while making strategic progress and continuing to deliver higher value to our channel partners, colleagues and shareholders. We ended the year by reaching our biggest milestone yet—the agreement to be acquired by Apollo. We look forward to completing the transaction and working with the Apollo team to accelerate investments in our business.” Subsequent Events Tech Data previously announced its entry into a definitive agreement (the “Merger Agreement”) with Tiger Midco, LLC (“Parent”), an affiliate of funds managed by affiliates of Apollo Global Management (NYSE: APO), a leading global alternative investment manager (“Apollo”). The Merger Agreement provides that Parent will acquire all of the outstanding shares of Tech Data common stock for $145 per share in cash. Tech Data filed Current Reports on Form 8-K on November 13, 2019 and November 29, 2019 providing further information with respect to the Merger Agreement and the Amendment No. 1 thereto. On February 12, 2020 Tech Data’s shareholders voted to approve and adopt the Merger Agreement at a special meeting of shareholders, which was one of the conditions to the closing of the merger. The closing of the merger remains subject to the satisfaction or waiver of other customary closing conditions. The transaction is expected to close during the first half of 2020, subject to the receipt of regulatory approvals. For additional information on the merger, please see Tech Data’s definitive proxy statement filed on January 10, 2020 as supplemented by the Current Report on Form 8-K filed on February 4, 2020. As previously announced, due to the pending transaction with affiliates of Apollo, Tech Data does not plan to host an earnings conference call nor provide forward-looking guidance.

Page 4 of 13 Non-GAAP Financial Information The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, goodwill impairment, value-added tax assessments and related interest expense, gain on disposal of subsidiary, tax indemnifications, changes in deferred tax valuation allowances and the impact of U.S. tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. Forward-Looking Statements This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8- K filed or furnished with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. About Tech Data Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 88 on the Fortune 500® and has been named one of Fortune’s World’s Most Admired Companies for 11 straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, Facebook and Instagram.

Page 5 of 13 Investor Contact Arleen Quinones Corporate Vice President, Investor Relations & Corporate Communications +1 727.532.8866 arleen.quinones@techdata.com Media Contact Bobby Eagle Director, External Communications +1 727.538.5864 bobby.eagle@techdata.com

Page 6 of 13 TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited) Three months ended January 31, Twelve months ended January 31, 2020 2019 2020 2019 Net sales$ 10,380,809 $ 10,464,501 $ 36,998,421 $ 37,238,950 Cost of products sold 9,714,578 9,815,353 34,700,774 34,983,051 Gross profit 666,231 649,148 2,297,647 2,255,899 Operating expenses: Selling, general and administrative expenses 438,559 414,540 1,691,311 1,648,895 Acquisition, integration and restructuring expenses 9,953 21,121 26,030 87,920 Goodwill impairment — 47,434 — 47,434 Legal settlements and other, net (351) — (633) (15,406) Gain on disposal of subsidiary — — (1,390) (6,746) 448,161 483,095 1,715,318 1,762,097 Operating income 218,070 166,053 582,329 493,802 Interest expense 17,729 27,345 86,005 106,725 Other expense, net 5,235 6,013 11,786 13,792 Income before income taxes 195,106 132,695 484,538 373,285 Provision for income taxes 46,026 15,896 110,038 32,705 Net income $ 149,080 $ 116,799 $ 374,500 $ 340,580 Earnings per share Basic $ 4.19 $ 3.13 $ 10.35 $ 8.94 Diluted $ 4.15 $ 3.11 $ 10.27 $ 8.89 Weighted average common shares outstanding: Basic 35,564 37,316 36,186 38,094 Diluted 35,928 37,577 36,460 38,317

Page 7 of 13 TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (In thousands, except par value and share amounts) January 31, January 31, 2020 2019 ASSETS (unaudited) Current assets: Cash and cash equivalents $ 841,366 $ 799,123 Accounts receivable, net 6,192,203 6,241,740 Inventories 3,042,541 3,297,385 Prepaid expenses and other assets 362,182 354,601 Total current assets 10,438,292 10,692,849 Property and equipment, net 287,150 274,917 Goodwill and intangible assets, net 2,067,933 1,843,848 Other assets, net 475,234 174,938 Total assets $ 13,268,609 $ 12,986,552 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Accounts payable $ 7,259,246 $ 7,496,466 Accrued expenses and other liabilities 1,112,457 1,000,126 Revolving credit loans and current maturities of long-term debt, net 112,882 110,368 Total current liabilities 8,484,585 8,606,960 Long-term debt, less current maturities 1,338,136 1,300,554 Other long-term liabilities 326,433 142,315 Total liabilities $ 10,149,154 $ 10,049,829 Shareholders’ equity: Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585$ 89 $ 89 shares issued at January 31, 2020 and 2019 Additional paid-in capital 855,020 844,206 Treasury stock, at cost (23,819,230 and 22,305,464 shares at January 31, 2020 and 2019) (1,198,132) (1,037,872) Retained earnings 3,461,014 3,086,514 Accumulated other comprehensive income 1,464 43,786 Total shareholders' equity 3,119,455 2,936,723 Total liabilities and shareholders' equity$ 13,268,609 $ 12,986,552

Page 8 of 13 TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands) (Unaudited) Twelve months ended January 31, 2020 2019 Cash flows from operating activities: Cash received from customers$ 48,892,924 $ 47,836,136 Cash paid to vendors and employees (48,118,538) (47,263,258) Interest paid, net (87,886) (97,293) Income taxes paid (93,410) (95,450) Net cash provided by operating activities 593,090 380,135 Cash flows from investing activities: Proceeds from sale of business, net of cash divested — 8,985 Acquisition of businesses, net of cash acquired (209,923) (124,223) Expenditures for property and equipment (48,352) (40,995) Software and software development costs (36,470) (20,419) Other 4,491 4,943 Net cash used in investing activities (290,254) (171,709) Cash flows from financing activities: Borrowings on long-term debt 300,000 — Principal payments on long-term debt (345,177) (208,591) Cash paid for debt issuance costs (4,341) — Net repayments on revolving credit loans (9,005) (11,288) Payments for employee withholdings on equity awards (9,428) (7,102) Proceeds from the reissuance of treasury stock 1,660 1,771 Acquisition of noncontrolling interest (7,553) — Repurchases of common stock (170,191) (107,025) Other 529 — Net cash used in financing activities (243,506) (332,235) Effect of exchange rate changes on cash and cash equivalents (17,087) (32,696) Net increase (decrease) in cash and cash equivalents 42,243 (156,505) Cash and cash equivalents at beginning of year 799,123 955,628 Cash and cash equivalents at end of year$ 841,366 $ 799,123 Reconciliation of net income to net cash provided by operating activities: Net income $ 374,500 $ 340,580 Adjustments to reconcile net income to net cash provided by operating activities: Goodwill impairment — 47,434 Gain on disposal of subsidiary (1,390) (6,746) Depreciation and amortization 153,099 158,997 Provision for losses on accounts receivable 21,081 9,903 Stock-based compensation expense 32,187 31,513 Accretion of debt discount and debt issuance costs 4,042 3,841 Deferred income taxes 19,187 (12,482) Changes in operating assets and liabilities, net of acquisitions and disposition: Accounts receivable 159,569 (512,385) Inventories 213,344 (480,001) Prepaid expenses and other assets 66,777 13,581 Accounts payable (406,839) 852,369 Accrued expenses and other liabilities (42,467) (66,469) Total adjustments 218,590 39,555 Net cash provided by operating activities$ 593,090 $ 380,135

Page 9 of 13

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Three months ended January 31, 2020				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 4,291,774**	**$ 5,760,643**	**$ 328,392**		**$ 10,380,809**
Operating income (GAAP) [1]	$ 89,095	$ 131,893	$ 5,562	$ (8,480)	$ 218,070
Acquisition, integration and restructuring expenses	8,275	1,196	19	463	9,953
Legal settlements and other, net	(351)	-	-		(351)
Acquisition-related intangible assets amortization expense	16,058	6,448	1,306		23,812
Tax indemnifications	-	1,295	(750)		545
Total non-GAAP operating income adjustments	$ 23,982	$ 8,939	$ 575	$ 463	$ 33,959
Operating income (non-GAAP)	**$ 113,077**	**$ 140,832**	**$ 6,137**	**$ (8,017)**	**$ 252,029**
Operating margin (GAAP)	**2.08%**	**2.29%**	**1.69%**		**2.10%**
Operating margin (non-GAAP)	**2.63%**	**2.44%**	**1.87%**		**2.43%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

	Three months ended January 31, 2019				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 4,241,714**	**$ 5,895,072**	**$ 327,715**		**$ 10,464,501**
Operating income (GAAP) [1]	$ 104,966	$ 109,083	$ (40,177)	$ (7,819)	$ 166,053
Acquisition, integration and restructuring expenses	6,145	13,293	1,348	335	21,121
Goodwill impairment	-	-	47,434	-	47,434
Acquisition-related intangible assets amortization expense	13,414	7,977	1,315		22,706
Tax indemnifications	708	3,033	(202)		3,539
Total non-GAAP operating income adjustments	$ 20,267	$ 24,303	$ 49,895	$ 335	$ 94,800
Operating income (non-GAAP)	**$ 125,233**	**$ 133,386**	**$ 9,718**	**$ (7,484)**	**$ 260,853**
Operating margin (GAAP)	**2.47%**	**1.85%**	**-12.26%**		**1.59%**
Operating margin (non-GAAP)	**2.95%**	**2.26%**	**2.97%**		**2.49%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

Page 10 of 13

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Twelve months ended January 31, 2020				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 16,600,023**	**$ 19,132,040**	**$ 1,266,358**		**$ 36,998,421**
Operating income (GAAP) [1]	$ 333,233	$ 272,498	$ 8,785	$ (32,187)	$ 582,329
Acquisition, integration and restructuring expenses	16,078	8,424	1,065	463	26,030
Legal settlements and other, net	(633)	-	-		(633)
Acquisition-related intangible assets amortization expense	56,376	25,305	5,236		86,917
Gain on disposal of subsidiary	-	(1,390)	-		(1,390)
Tax indemnifications	-	1,295	(103)		1,192
Total non-GAAP operating income adjustments	$ 71,821	$ 33,634	$ 6,198	$ 463	$ 112,116
Operating income (non-GAAP)	**$ 405,054**	**$ 306,132**	**$ 14,983**	**$ (31,724)**	**$ 694,445**
Operating margin (GAAP)	**2.01%**	**1.42%**	**0.69%**		**1.57%**
Operating margin (non-GAAP)	**2.44%**	**1.60%**	**1.18%**		**1.88%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

	Twelve months ended January 31, 2019				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 16,041,103**	**$ 20,026,057**	**$ 1,171,790**		**$ 37,238,950**
Operating income (GAAP) [1]	$ 366,637	$ 195,375	$ (36,697)	$ (31,513)	$ 493,802
Acquisition, integration and restructuring expenses	25,206	57,755	2,378	2,581	87,920
Goodwill impairment	-	-	47,434	-	47,434
Legal settlements and other, net	(15,406)	-	-		(15,406)
Acquisition-related intangible assets amortization expense	54,196	31,673	5,379		91,248
Gain on disposal of subsidiary	-	(6,746)	-		(6,746)
Tax indemnifications	708	9,484	(558)		9,634
Total non-GAAP operating income adjustments	$ 64,704	$ 92,166	$ 54,633	$ 2,581	$ 214,084
Operating income (non-GAAP)	**$ 431,341**	**$ 287,541**	**$ 17,936**	**$ (28,932)**	**$ 707,886**
Operating margin (GAAP)	**2.29%**	**0.98%**	**-3.13%**		**1.33%**
Operating margin (non-GAAP)	**2.69%**	**1.44%**	**1.53%**		**1.90%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

Page 11 of 13 TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands) Selling, general and administrative expenses ("SG&A") Three months ended January 31, 2020 2019 Net Sales$ 10,380,809 $ 10,464,501 SG&A Expenses (GAAP) $ 438,559 $ 414,540 Tax indemnifications (545) (3,539) Acquisition-related intangible assets amortization expense (23,812) (22,706) SG&A Expenses (non-GAAP)$ 414,202 $ 388,295 SG&A Expenses (GAAP) % 4.22% 3.96% SG&A Expenses (non-GAAP) % 3.99% 3.71% Twelve months ended January 31, 2020 2019 Net Sales$ 36,998,421 $ 37,238,950 SG&A Expenses (GAAP) $ 1,691,311 $ 1,648,895 Tax indemnifications (1,192) (9,634) Acquisition-related intangible assets amortization expense (86,917) (91,248) SG&A Expenses (non-GAAP)$ 1,603,202 $ 1,548,013 SG&A Expenses (GAAP) % 4.57% 4.43% SG&A Expenses (non-GAAP) % 4.33% 4.16%

Page 12 of 13 TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands) Three months ended January 31, 2020 2019 Net Income Diluted EPS Net Income Diluted EPS GAAP Results $149,080 $4.15 $116,799 $3.11 Acquisition, integration and restructuring expenses 9,953 0.27 21,121 0.56 Goodw ill impairment - - 47,434 1.26 Legal settlements and other, net (351) (0.01) - - Acquisition-related intangible assets amortization expense 23,812 0.66 22,706 0.60 Tax indemnifications 545 0.02 3,539 0.09 Income tax effect of tax indemnifications (545) (0.02) (3,539) (0.09) Income tax effect of other adjustments above (8,307) (0.23) (8,815) (0.23) Change in deferred tax valuation allow ances 1,300 0.04 (2,914) (0.08) Impact of US tax reform - - (25,234) (0.67) Non-GAAP Results $175,487 $4.88 $171,097 $4.55 Weighted average shares outstanding - diluted 35,928 37,577 Twelve months ended January 31, 2020 2019 Net Income Diluted EPS Net Income Diluted EPS GAAP Results $374,500 $10.27 $340,580 $8.89 Acquisition, integration and restructuring expenses 26,030 0.71 87,920 2.29 Goodw ill impairment - - 47,434 1.24 Legal settlements and other, net (633) (0.02) (15,406) (0.40) Gain on disposal of subsidiary (1,390) (0.04) (6,746) (0.18) Value added tax assessments and related interest expense - - (928) (0.02) Acquisition-related intangible assets amortization expense 86,917 2.38 91,248 2.38 Tax indemnifications 1,192 0.03 9,634 0.25 Income tax effect of tax indemnifications (1,192) (0.03) (9,634) (0.25) Income tax effect of other adjustments above (27,949) (0.76) (39,925) (1.04) Income tax benefit from acquisition settlement - - (13,046) (0.34) Change in deferred tax valuation allow ances 1,300 0.04 (5,987) (0.16) Impact of US tax reform - - (49,234) (1.28) Non-GAAP Results $458,775 $12.58 $435,910 $11.38 Weighted aver age shar es outstanding - diluted 36,460 38,317

Page 13 of 13

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Return on Invested Capital (ROIC)

	Twelve months ended January 31,	
TTM Net Operating Profit After Tax (NOPAT)*:	**2020**	**2019**
Operating income	$ 582,329	$ 493,802
Income taxes on operating income [1]	(132,246)	(43,264)
NOPAT	$ 450,083	$ 450,538
Average Invested Capital:		
Short-term debt (5-qtr end average)	$ 119,613	$ 116,931
Long-term debt (5-qtr end average)	1,305,606	1,402,967
Shareholders' Equity (5-qtr end average)	2,965,998	2,883,085
Total average capital	4,391,217	4,402,983
Less: Cash (5-qtr end average)	(828,080)	(707,933)
Average invested capital less average cash	$ 3,563,137	$ 3,695,050
ROIC	**13%**	**12%**

* Trailing Twelve Months is abbreviated as TTM.
[1] Income taxes on operating income was calculated using the trailing twelve months effective tax rate.

Adjusted Return on Invested Capital (ROIC)

	Twelve months ended January 31,	
TTM Net Operating Profit After Tax (NOPAT), as adjusted*:	**2020**	**2019**
Non-GAAP operating income [1]	$ 694,445	$ 707,886
Income taxes on non-GAAP operating income [2]	(160,477)	(181,704)
NOPAT, as adjusted	$ 533,968	$ 526,182
Average Invested Capital, as adjusted:		
Short-term debt (5-qtr end average)	$ 119,613	$ 116,931
Long-term debt (5-qtr end average)	1,305,606	1,402,967
Shareholders' Equity (5-qtr end average)	2,965,998	2,883,085
Tax effected impact of non-GAAP adjustments [3]	57,561	88,879
Total average capital, as adjusted	4,448,778	4,491,862
Less: Cash (5-qtr end average)	(828,080)	(707,933)
Average invested capital less average cash	$ 3,620,698	$ 3,783,929
Adjusted ROIC	**15%**	**14%**

* Trailing Twelve Months is abbreviated as TTM.
[1] Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, legal settlements and other, net, gain on disposal of subsidiary, value added tax assessments, acquisition-related intangible assets amortization expense, goodwill impairment and tax indemnifications.
[2] Income taxes on non-GAAP operating income was calculated using the trailing twelve months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.
[3] Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.